Exhibit 99.1

5655 Riggins Court, Suite 15 Reno, NV 89502 Tel : 888-909-5548 Fax : 888-909-1033

Trading Symbol OTCMKTS: NGLD

NEWS RELEASE

ADDITIONAL RESULTS FROM THE LAPON CANYON AND PIKES PEAK PROJECTS NEVADA CANYON OWNED ROYALTIES

Reno, Nevada. October 15, 2024, Nevada Canyon Gold Corp. (OTC Markets: NGLD) (The “Company” or “Nevada Canyon”) is pleased to announce it has been informed that additional drill results have been released from the 2024 reverse circulation (“RC”) drill program on the Lapon Canyon Project, (the “Project”) a Nevada Canyon owned royalty, located in Mineral County, Nevada.

Nevada Canyon owns a 3% Net Smelter Royalty (“NSR”) on the Project, (see news release 05-28-2024) Walker River Resources Corp. (“Walker River”) owns a 100% undivided interest in the Project consisting of 96 unpatented lode situated in Mineral County, Nevada, within the northern portion of the Walker Lane gold trend.

Walker River Resources Corp (TSX.V: WRR), announced on October 15, 2024 (see WRR news release 10-15-2024) additional drill results from the 2024 RC drill program at the Lapon Canyon Project, along with assays results from underground channel sampling completed at a recently re-opened adit on the Pikes Peak Project (a Nevada Canyon owned royalty, see news release 06-13-2024), located in Mineral County, Nevada, 60 km SE of Yerington, NV.

Key Highlights

●	Drill assay results from holes LC-24-101 to -105 continue to demonstrate a robust gold mineralized zone at Hotspot, extending the zone from its initial discovery approximately 125 metres laterally east and to a depth of more than 100 metres.

●	LC-24-102 returned 3.4 g/t Au over 56.4 meters including 6.1 g/t Au over 27.4 meters and 12.4 g/t Au over 6.1 metres. The hole ended in mineralization at 121.9 metres.

●	LC-24-103 returned 0.6 g/t Au over 88.4 metres, ending in mineralization at 121.9 metres.

●	LC-24-105 returned 1.2 g/t Au over 86.9 meters, including 3.3 g/t Au over 9.1 metres and 3.2 g/t Au over 6.1 metres

●	Drill results continue to define a broad, potentially flat-lying geometry of the gold system, now extending more than 400 m east-west and 600 m north-south, covering an area ~0.27 square kilometres. Localized high-grade shoots are emerging within the broader mineralized domains and continue to be tested by drilling.

●	At the Pikes Peak Project, underground channel sampling from a recently re-opened adit (tunnel) returned highlighted assay results of 36.4 g/t Au, 10.7 g/t Au, and 19.8 g/t Au

Table 1: Selected results from new drill assays from the Hotspot Zone.

		From	To	Width*	Gold	Gram metres
Drill Hole		(m)	(m)	(m)	(g/t)	(g/t*m)
LC-24-101		3.1	97.5	94.5	0.4	35.9
	including	41.2	56.4	15.2	0.8	12.3
LC-24-102		3.1	45.7	42.7	0.2	7.7
	and	65.5	121.9	56.4	3.4	190.6
	including	67.1	94.5	27.4	6.1	167.0
	and including	88.4	94.5	6.1	12.4	75.5
LC-24-103		33.5	121.9	88.4	0.6	54.8
LC-24-104		22.9	86.9	64.0	0.5	30.1
LC-24-105		4.6	91.4	86.9	1.2	105.1
	including	53.3	62.5	9.1	3.3	30.3
	and including	70.1	76.2	6.1	3.2	19.7
LC-24-106		0.0	68.6	68.6	0.3	17.8

* The above drill results are presented with lengths representing sampled lengths. True width is estimated to be between 65 and 90 percent of sampled widths.

Central Zone
Hotspot Zone
LP-24-101
LP-24-105
LP-24-102
LP-24-103
LP-24-104
Legend
Au ppm
0.1 to 1.0
1.0 to 3.0
3.0 to 5.0
5.0 to 10.0
10.0 to 20.0
>= 20.0
2024 drill holes
2024 drill hole (this release)
2024 drill hole (previous release)
Claim boundary
0 m
100 m

Figure 1: Plan and section view of the Hotspot zone, Central zone, historical drilling and 2024 drilling results

Figure 2: Plan and section view of the Hotspot zone, Central zone, and assay results from historical drilling (coloured circles) and 2024 drilling (coloured discs).

Lapon Canyon Property

The 2024 drill program at Lapon Canyon is exploration and definition focused. Drill holes have been planned with the intent to define the extent and geometry of the mineralized system and test for new mineralized zones along strike and at depth. Assay results received to date are encouraging as the Hotspot zone continues to grow with several holes ending in mineralization. Further drilling at Lapon Canyon remains on-going while additional assay results remain highly anticipated.

Drill Hole LC-24-104 was lost and abandoned at 100 meters due to technical issues. In addition, no samples are available from the interval of 68.5 to 86.9 meters. This interval is bounded on each side by anomalous gold values. It is notable that the final 4.5 meters returned 1.02 g/t Au. The hole will be redrilled.

Pikes Peak Property

Significant historical mining activities are present (milling facilities, adits, shafts, pits) in a copper gold environment at Pikes. The Company’s personnel and geologists were able to re-open and access one of the adits present on the property for geological mapping and sampling. The results presented in Table 2 below confirm the potential for gold mineralization at Pikes Peaks, part of the Lapon Gold Project.

Table 2: Underground channel sample results from Pikes Peak

Sample Number	Lab I.D.	Material*	Gold (g/t)
A-1	2020384095	Adit wall	1.3
A-2	2020384094	Adit wall	0.46
A-3	2020384100	Adit wall	1.18
A-4	2020384090	Adit wall	0.13
A-5	2020384089	Adit wall	36.4
B	2019828396	Adit wall	6.55
C-1	2020384093	Adit wall	19.8
C-2	2020384091	Adit wall	3.04
C-3	2020384092	Adit wall	2.31
C-4	2020384096	Adit wall	3.68
C-5	2020384097	Adit wall	9.81
C-6	2020384098	Adit wall	10.73
C-7	2020384099	Adit wall	6.07
D	2019828399	Adit wall	2.06

* The above underground channel samples were taken at 0.30 meters intervals between samples. Each channel sample was taken in 0.30 meters lengths.

Figure 3: (Left) Aerial view of historical workings at Pikes Peak, view looking north. (Right) Re-opened adit at Pikes Peak, part of the Lapon Gold Project, where channel sampling was completed across veins in the adit walls. Results from the channel sampling are shown in Table 2.

“These impressive results from Lapon Canyon and now Pikes Peak, continue to confirm the significant upside potential of our Nevada royalties,” said Nevada Canyon President and CEO, Alan Day, “We are excited to see additional results from Lapon Canyon as the 2024 drill program continues.”

Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

All sampling was conducted under the supervision of the Company’s project geologists and the chain of custody from the drill to the sample preparation facility was continuously monitored. A blank or certified reference material was inserted approximately every tenth sample. The Lapon Canyon samples were delivered to American Assays Laboratories’ certified laboratory facilities in Sparks, NV. The samples were crushed, pulverized and the sample pulps digested and analyzed for gold using fire assay fusion and a 50 g gravimetric finish.

Samples are taken and bagged directly at the drill rig at every 1.5-meter interval, standard in the exploration industry. A small sample is also taken at the drill rig and put into a chip tray for examination purposes and to determine those sample bags that should be sent to the lab for assay purposes. Often this work is carried out using a microscope for the examination of the rock chips. The full sample bag from the interval chosen for assay purposes is then sent directly from the drill site to the lab, located in Sparks, NV.

The scientific and technical information contained in this news release has been reviewed, verified and approved by Dave Nuttal P.Geo, President of Serac Exploration, who is an independent Qualified Person as defined under NI 43-101 Standards of Disclosure for Mineral Projects.

About the Lapon Canyon Project

Lapon Canyon hosts historical, high grade gold mining with approximately 2,000 feet of underground workings in three adits. Historical underground work returned numerous assay values in the one-ounce-per-ton range. (NI 43-101, Montgomery and Barr, 2004). Walker River has completed considerable exploration work to date, with numerous drill hole intercepts that have indicated significant gold mineralization. The Project is easily accessible by secondary state roads from the main highway (15 miles), and is located approximately 40 miles southeast of Yerington, Nevada. A state power grid transmission line passes within 2 miles of the Project.

About Nevada Canyon Gold Corp.

Nevada Canyon Gold Corp. is a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties in multiple projects, within some of Nevada’s highest-grade historical mining districts, offering year-round access and good infrastructure in proven and active mining districts. The Company has a three-fold business model; i) mineral royalty creation and acquisition; ii) precious-metals and exploration streaming & financing; and iii) exploration project accelerator.

For further information please contact:

Corporate Communications

Larry Heuchert

Tel: 1-888-909-5548 Ext. 2

Email: ir@nevadacanyongold.com

Web: www.nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties, its royalties owned on properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2023, Quarterly Reports and Current Reports.